Exhibit 10.2

EXECUTION COPY

THIRD AMENDMENT

to

LOAN AGREEMENT

between

U.S. BANK NATIONAL ASSOCIATION

and

TALMER BANCORP, INC.
Third Amendment: Dated as of June 30, 2015
Second Amendment: Dated as of March 26, 2015
First Amendment: Dated as of December 19, 2014
Original Loan Agreement: Dated as of December 20, 2013

THIRD AMENDMENT TO
LOAN AGREEMENT
This THIRD AMENDMENT TO LOAN AGREEMENT (this “Third Amendment”) is dated as of June 30, 2015, and is made by and between TALMER BANCORP, INC., a Michigan corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”).
R E C I T A L S
A.Borrower is a bank holding company that owns 100% of the issued and outstanding capital stock of TALMER BANK AND TRUST, a Michigan chartered state bank, and TALMER WEST BANK, a Michigan chartered state bank. Talmer Bank maintains its principal banking offices in Troy, Michigan and Talmer West maintains its principal banking offices in Ann Arbor, Michigan.
B.Borrower and Lender are party to a Loan Agreement dated as of December 20, 2013 (as amended by that certain First Amendment to Loan Agreement dated December 19, 2014 and that certain Second Amendment to Loan Agreement dated March 26, 2015, collectively, the “Original Agreement”).
C.The parties hereto desire to amend and modify the Original Agreement in accordance with the terms and subject to the conditions set forth in this Third Amendment.
D.Capitalized terms not otherwise defined in this Third Amendment shall have the meanings respectively ascribed to them in the Original Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:
A G R E E M E N T
SECTION 1.AMENDMENTS TO THE ORIGINAL AGREEMENT

1.1Reporting - Quarterly (Section 6.2). Section 6.2 of the Original Agreement shall be amended in its entirety to read as follows:

“6.2    Quarterly. As soon as available, but in any event not more than 60 days after the close of each quarterly period of each fiscal year of Borrower: (a) if required by the rules, regulations or other guidance of the SEC, a copy of the quarterly report filed on Form 10-Q with the SEC including the consolidated financial statements of Borrower regarding such quarter, including balance sheet, statements of income and retained earnings and statements of cash flows for the quarter then ended; (b) the call reports filed by any depository institution Subsidiary with federal bank regulatory agencies; and (c) Forms FRY 9C and FRY 9LP filed by Borrower with federal bank regulatory agencies.”
1.2Reporting - Compliance Certificate (Section 6.3). Section 6.3 of the Original Agreement shall be amended in its entirety to read as follows:
“6.3    Compliance Certificate. Borrower shall furnish Lender, at the same time as the financial reports referred to in Section 6.1 and not more than 60 days after the close of each of the first three quarterly periods of each fiscal year of Borrower with respect to the reposts referred to in Section 6.2, a quarterly compliance certificate in the form attached as Exhibit D hereto. Such quarterly compliance certificate shall be signed by the Chief Executive Officer, President, Chief Financial

Officer or Chief Investment Officer of Borrower and shall also contain, in a form and with such specificity as is reasonably satisfactory to Lender, such additional information as Lender shall have reasonably requested by Borrower prior to the submission thereof.”
SECTION 2.REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender as of the date hereof as follows:

(i)    No Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from the amendments contemplated hereby.
(ii)    The execution, delivery and performance by Borrower of this Third Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Agency) in order to be effective and enforceable.
(iii)    This Third Amendment and the other Transaction Documents (as amended by this Third Amendment) constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.
(iv)    All representations and warranties of Borrower in the Original Agreement are true and correct in accordance with the standards and requirements set forth in Section 3.3.3 of the Original Agreement.
(v)    Borrower’s obligations under the Original Agreement and under the other Transaction Documents are not subject to any defense, counterclaim, set-off, right to recoupment, abatement or other claim.
SECTION 3.ADDITIONAL TERMS.

3.1Acknowledgement of Indebtedness under Agreement. Borrower acknowledges and confirms that, as of the date hereof, Borrower is indebted to Lender, without defense, setoff, or counterclaim, in the aggregate principal amount of Thirty Million Dollars ($30,000,000) under the Original Agreement.

3.2The Agreement. On and after the Effective Date: (i) each reference in the Original Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Original Agreement as amended hereby, (b) each reference to the Original Agreement in all Transaction Documents shall mean and be a reference to the Original Agreement, as amended hereby, and (c) this Third Amendment shall be deemed a “Transaction Document” for the purposes of the Original Agreement.

3.3Third Amendment and Original Agreement to be Read Together. This Third Amendment supplements and is hereby made a part of the Original Agreement, and the Original Agreement and this Third Amendment shall from and after the Effective Date be read together and shall constitute one agreement. Except as otherwise set forth herein, the Original Agreement shall remain in full force and effect.

3.4Acknowledgements. Borrower acknowledges that (i) it has been advised by counsel of its choice of law with respect to this Third Amendment, the Original Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) any waiver of Borrower set forth herein has been knowingly and voluntarily made, and (iii) the obligations of Lender hereunder shall be strictly construed and shall be expressly subject to Borrower’s compliance in all respects with the terms and conditions of the Original Agreement.

3.5No Waiver.    The execution, delivery and effectiveness of this Third Amendment shall not operate as a waiver of any Event of Default (including without limitation any Event of Default existing on the date hereof), nor operate as a waiver of any right, power or remedy of Lender (including without limitation any rights, powers or remedies of Lender with respect to any Event of Default existing on the date hereof), nor constitute a waiver of, or consent to any departure from, any provision of the Original Agreement, or any of the other Transaction Documents.

3.6No Novation. The terms and conditions of the Original Agreement are amended as set forth in this Third Amendment. It is expressly understood and acknowledged that nothing in this Third Amendment shall be deemed to cause or otherwise give rise to a novation of the indebtedness contemplated in the agreement. All “Borrower’s Liabilities” under the Original Agreement shall in all respects be continuing and this Third Amendment shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such “Borrower’s Liabilities.”

SECTION 4.CONDITIONS PRECEDENT. The amendments set forth in Section 1 above shall become effective as of the date (the “Effective Date”) on which each of the following conditions shall have been satisfied: (i) Lender shall have received a fully executed Third Amendment; and (ii) Lender shall have received payment from Borrower, in immediately available funds, of an amount sufficient to reimburse Lender for all reasonable out-of-pocket costs, fees and expenses incurred by Lender, or for which Lender has become obligated, in connection with the negotiation, preparation and consummation of this Third Amendment, including but not limited to, reasonable attorneys’ fees and expenses.

SECTION 5.RELEASE. Borrower, for itself and its successors and assigns, does hereby fully, finally and unconditionally release and forever discharge, and agrees to hold harmless, Lender and each of its equity holders and affiliates, and their respective agents, advisors, managers, parents, subsidiaries, attorneys, representatives, employees, officers and directors, and the successors, assigns, heirs and representatives of each of the foregoing, from any and all debts, claims, counterclaims, setoffs, obligations, damages, costs, attorneys’ fees and expenses, suits, demands, liabilities, actions, proceedings and causes of action, in each case whether known or unknown, contingent or fixed, direct or indirect and of whatever kind, nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, that Borrower has heretofore had or now or hereafter can, shall or may have by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Effective Date arising out of, connected with or related in any way to this Third Amendment, the Original Agreement, the other Transaction Documents, the transactions described therein, the Loan, Lender’s administration thereof, or the financing or banking relationships of Borrower with Lender.

SECTION 6.Miscellaneous. This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Third Amendment by signing any such counterpart. This Third Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered as of the day and year first above written.

TALMER BANCORP, INC. By: __________________________________ Name: Title:
U.S. BANK NATIONAL ASSOCIATION By: __________________________________ Name: Peter G. Caligiuri Title: Vice President

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